Exhibit 10.9

UNIGENE LABORATORIES, INC.

2006 STOCK-BASED

INCENTIVE COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

AGREEMENT dated as of                      between UNIGENE LABORATORIES, INC., a Delaware corporation, with principal offices at 110 Little Falls Road, Fairfield, New Jersey 07004 (the “Company”), and                     , residing at                                  (the “Optionee”).

W I T N E S S E T H :

WHEREAS, the Committee has granted to the Optionee a non-qualified stock option to purchase shares of the Company’s Common Stock having a par value of $.01 per share (“Common Stock”) under the Company’s 2006 Stock-Based Incentive Compensation Plan (“Plan”).

NOW, THEREFORE, to evidence the stock option so granted, the Company and the Optionee hereby agree as follows:

1. Confirmation of Grant Subject to Plan; Option Price. The Company hereby evidences and confirms its grant to the Optionee, effective                      (“date of grant”), of a non-qualified stock option (the “Option”) to purchase a total of              shares of Common Stock at an option price of $             per share, exercisable as hereinafter set forth. The Option shall be subject to the terms and conditions of this Agreement and of the Plan, which is hereby incorporated in this Agreement by reference, with the same effect as though herein fully set forth. A copy of the Plan is annexed hereto as Exhibit A.

2. Installments; Expiration Date. The Option is exercisable as follows:

Installment Number	Date Installment becomes Exercisable	No. of shares per Installment

Subject to the provisions of the Plan and this Agreement, each installment may be exercised in whole or in part, on a cumulative basis, on or after the date when it becomes exercisable as set forth above, but no later than the “Termination Date” (described below) of the Option or earlier termination as hereinafter set forth.

This Option expires at midnight (Eastern Standard Time)                      (“Termination Date”) (being ten (10) years from the date of grant of this Option), unless sooner terminated as provided in the Plan or in this Agreement.

3. Death of Optionee or Other Termination of Employment.

(a) Provided that the Option has not previously expired, the Option shall terminate upon termination of the Optionee’s employment with the Company, whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to such Option, except that:

(l)	Upon termination of employment (other than by death or for Cause), the Optionee may, within three (3) months after the date of termination of employment (but not later than the Termination Date), purchase all or any part of the shares of Common Stock which such Optionee was entitled to purchase under the Option on the date of termination of employment.

(m)	Upon the death or Disability of any Optionee while employed by the Company or within the three (3) month period referred to in Paragraph 3(a)(i) above, the Optionee or the Optionee’s estate or the person to whom the Optionee’s rights under the Option are transferred by will or the laws of descent and distribution, if applicable, may, within one hundred eighty (180) days after the date of the Optionee’s death or Disability (but not later than the Termination Date) purchase all or any part of the shares of Common Stock which the Optionee was entitled to purchase under the Option on the date of such death or Disability.

(n)	If the employment of the Optionee by the Company terminate by reason of discharge for Cause, the Option shall terminate upon the giving of notice of termination to the Optionee or on the Termination Date, whichever is earlier.

(b) Anything hereinabove to the contrary notwithstanding, the Option may be terminated sooner than hereinabove provided, in accordance with other provisions of this Agreement or the Plan.

(c) Whether the Optionee’s absence from employment by reason of illness or military or government service shall constitute termination of employment for the purposes of this Option shall be determined by the Committee in accordance with the Company’s applicable policies.

(d) The grant of this Option shall not be deemed to confer upon the Optionee the right to continued employment by the Company.

4. Notice of and Requirements With Respect to Exercise.

(d) The Option shall be exercised only by delivery of a written Notice of Exercise (in the form annexed hereto as Exhibit B) to the Company, signed by the Optionee or, in the event of the Optionee’s death or Disability, by the person or persons entitled to exercise the Option pursuant to Paragraph 5 hereof, specifying the number of shares in respect of which the Option is being exercised. The Option shall be exercised only with respect to whole shares and no fractional shares will be issued. The exercise of the Option shall not be deemed to be complete until the Optionee (or the person or persons entitled to exercise the Option pursuant to Paragraph 5 hereof) is in full compliance with subparagraphs (a), (b) and (c) of this Paragraph 4 and the Company shall have no obligation to issue any shares hereunder in the absence of such compliance.

(e) Exercise of the Option is conditioned upon the payment in full of the exercise price of the shares with respect to which the Option is exercised and any applicable taxes and withholding, and such payment shall be made (in such form as may be permitted by the Committee pursuant to the Plan) within 3 days following delivery of the Notice of Exercise.

(f) In the event of the exercise of the Option by the person or persons entitled to exercise the Option as a result of the Optionee’s death or Disability, the Notice of Exercise shall be accompanied by such proof that counsel to the Company may reasonably request as to the right of such person or persons to exercise the Option and as to compliance with applicable estate and inheritance tax laws.

5. Non-Transferability of and Persons Entitled to Exercise the Option. The Option is not assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution and any attempted transfer in violation of this provision shall be void. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or the Optionee’s legal representative in the event of the Optionee’s Disability. After the Optionee’s death, the Option shall be exercisable only by the Optionee’s personal representatives or the person or persons to whom the right to exercise the same shall pass by will or the laws of descent and distribution. This Agreement shall in all respects be binding upon such transferees.

6. Rights as a Stockholder. Neither the Optionee nor any other person shall have any rights as a stockholder with respect to any share covered by this Option unless and until they shall have become the holder of record of such shares.

7. Adjustments upon Changes in Capitalization. The Option shall be subject to adjustment upon the occurrence of certain changes in capitalization, as provided in Section 10 of the Plan.

8. Change in Control. Upon a Change in Control, the Committee may take any of the actions provided in Section 9 of the Plan and, in the event that, upon such Change in Control, the exercise price of the Option equals or exceeds the Fair Market Value of the shares of Common Stock (or securities or other property for which the Option may then be or become exercisable pursuant to Section 10 of the Plan), such Option may be cancelled with no further payment due the Optionee hereunder. Notwithstanding anything to the contrary herein or in the Plan, Options granted under the Plan, including this Option, or any options granted under other plans of the Company need not be treated identically by the Committee in the event of a Change in Control. All decisions of the Committee hereunder and under the Plan shall be final and binding upon the Optionee.

9. Withholding. The Optionee agrees that the Company may withhold from any sums owed to the Optionee for any reason or require payment to the Company of any or all taxes or withholding which it reasonably believes may be required by law to be paid or withheld in connection with the grant or exercise of the Option or the disposition of any shares acquired in connection therewith. To avoid delaying the issuance of shares upon the exercise of the Option by reason of non-payment of required taxes and withholding, the Optionee should confirm the amount to be paid with the Committee before delivering the Notice of Exercise to the Company.

10. Interpretation. Any dispute or disagreement which shall arise under this Agreement or the Plan or with respect thereto shall be determined by the Committee, in its sole judgment and discretion, and such determination by the Committee shall be final, binding and conclusive on all persons for all purposes.

11. Notices.

(a) Notice to the Company. Notices intended for the Company shall be deemed validly given only if delivered in person to, or duly sent, postage and fees prepaid, by registered mail or national courier service addressed to the Company at its principal office and to the attention of the Treasurer, or to such other address or officer as the Company or its successors may hereafter designate by written notice pursuant to subparagraph (b) of this Paragraph 11.

(b) Notice to the Optionee and Permitted Transferees. Notices intended for the Optionee shall be deemed validly given only if delivered in person or duly sent, postage and fees prepaid, by mail or national courier service to the last known address of the Optionee as it appears on the records of the Company or to such other address as the Optionee or his permitted transferees shall designate by written notice pursuant to subparagraph (a) of this Paragraph 11.

(c) General. All notices shall be in writing and shall be effective at the time of delivery in person or, in the case of delivery by mail or courier service, when duly deposited in the mails or with the national courier service, postage and fees prepaid, provided however, a Notice of Exercise shall be effective only upon actual receipt by the Company.

IN WITNESS WHEREOF, THE Company has caused this Agreement to be executed and its seal to be affixed hereto by its officers hereunto duly authorized, and the Optionee has signed this Agreement, as of the date first above written.

UNIGENE LABORATORIES, INC.

BY
President

ATTEST:

Secretary

[ SEAL ]

Agreed to and Countersigned By:

[Optionee]